                                                                       EXHIBIT 3

                    COMPANY SIGNIFICANT SHAREHOLDER AGREEMENT

                                                      December 23, 1996



Gemstar International Group Limited
135 North Los Robles Avenue, Suite 800
Pasadena, California 91101


            Re Agreement of Principal Shareholders Concerning Transfer and Voting of Shares of StarSight Telecast, Inc.


            We understand that Gemstar International Group Limited, a British Virgin Islands corporation ("GEMSTAR"), and StarSight Telecast, Inc., a California corporation (the "COMPANY"), of which the undersigned are principal shareholders, are prepared to enter into an agreement for the merger (the "MERGER") of G/S Acquisition Subsidiary, a California corporation ("SUB"), into the Company, but that Gemstar has conditioned its willingness to proceed with such agreement (the "MERGER AGREEMENT") upon Gemstar's receipt from us of assurances satisfactory to Gemstar of our support of and commitment to the Merger. We are familiar with the Merger Agreement and the terms and conditions of the Merger. In order to evidence such commitment and to induce Gemstar to enter into the Merger Agreement, we hereby represent and warrant to Gemstar and agree with Gemstar as follows:

            1. Voting. We will vote or cause to be voted all shares of capital stock of the Company owned of record or beneficially owned or held in any capacity by any of us or under any of our control in favor of the Merger and other transactions provided for in or contemplated by the Merger Agreement and against any inconsistent proposals or transactions.

            2. Ownership. As of the date hereof, our only ownership of, or interest in, equity securities or convertible debt securities of the Company consists solely of the interests described in Schedule 1 hereto (collectively, the "Shares").

            3. Restriction on Transfer. During the period from the date of this Merger Agreement and continuing until the earlier of the termination of this Merger Agreement pursuant to its terms or the effective time of the Merger, we will not sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein or agree to sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein, without your express written consent. In addition, we hereby agree to execute and deliver to you the affiliate letters contemplated by Section 5.10 of the Merger Agreement in the form of Exhibit 5.10A to the Merger Agreement.

            4. Termination. This letter agreement and our obligations hereunder will terminate on June 30, 1997 unless the Merger Agreement is extended in accordance with its terms, in which event this letter agreement and our obligations will terminate on such extended date. Notwithstanding the foregoing, if the Merger Agreement were to be terminated earlier in accordance with its terms, this letter agreement and our obligations hereunder will also terminate concurrently with the termination of the Merger Agreement.

            5. Effective Date; Succession; Remedies. Upon your acceptance and execution of the Agreement, this letter agreement shall mutually bind and benefit you and us, any of our heirs, successors and assigns and any of your successors. You will not assign the benefit of this letter agreement other than to a wholly owned subsidiary. We agree that in light of the inadequacy of damages as a remedy, specific performances shall be available to you, in addition to any other remedies you may have for the violation of this letter agreement.

            6. Nature of Holdings; Shares. All references herein to our holdings of the Shares shall be deemed to include Shares held or controlled by any of us, individually, jointly (as community property or otherwise), or in any other capacity, and shall extend to any securities issued to any of us in respect of the Shares.

                                          Very truly yours,

                                          THOMSON MULTIMEDIA S.A.



                                          By: /s/ JAMES E. MEYER
                                              ----------------------------

                                          Title: Ex. V.P.
                                                 --------------------------

ACCEPTED:

GEMSTAR INTERNATIONAL GROUP, LTD.


By: /s/ LARRY GOLDBERG
    ------------------------------------

Title: Secretary
       ---------------------------------



STARSIGHT TELECAST, INC.


By: /s/ LARRY W. WANGBERG
    -----------------------------------

Title: Chairman & CEO
       --------------------------------













                       [Company Significant Shareholder Agreement]

            6. Nature of Holdings; Shares. All references herein to our holdings of the Shares shall be deemed to include Shares held or controlled by any of us, individually, jointly (as community property or otherwise), or in any other capacity, and shall extend to any securities issued to any of us in respect of the Shares.

                                          Very truly yours,

                                          PVI TRANSMISSION INC.



                                          By: /s/ EDWARD SCHOR
                                              -----------------------------

                                          Title: Vice President
                                                 --------------------------

ACCEPTED:

GEMSTAR INTERNATIONAL GROUP, LTD.


By: /s/ LARRY GOLDBERG
    -----------------------------------

Title: Secretary
       ---------------------------------



STARSIGHT TELECAST, INC.


By: /s/ LARRY W. WANGBERG
    ------------------------------------

Title: Chief Executive Officer
       ---------------------------------











                       [Company Significant Shareholder Agreement]

            6. Nature of Holdings; Shares. All references herein to our holdings of the Shares shall be deemed to include Shares held or controlled by any of us, individually, jointly (as community property or otherwise), or in any other capacity, and shall extend to any securities issued to any of us in respect of the Shares.

                                          Very truly yours,

                                          TRIBUNE COMPANY



                                          By: /s/ DONN DAVIS
                                              -----------------------------

                                          Title: DONN DAVIS
                                                 TRIBUNE VENTURES PRESIDENT
                                                 --------------------------

ACCEPTED:

GEMSTAR INTERNATIONAL GROUP, LTD.


By: /s/ LARRY GOLDBERG
    ------------------------------------

Title: Secretary
       --------------------------------



STARSIGHT TELECAST, INC.


By: /s/ LARRY W. WANGBERG
    -----------------------------------

Title: Chief Executive Officer
       --------------------------------











                       [Company Significant Shareholder Agreement]

            6. Nature of Holdings; Shares. All references herein to our holdings of the Shares shall be deemed to include Shares held or controlled by any of us, individually, jointly (as community property or otherwise), or in any other capacity, and shall extend to any securities issued to any of us in respect of the Shares.

                                          Very truly yours,

                                          SPELLING ENTERTAINMENT, INC.



                                          By: /s/ WILLIAM P. CLARK
                                              ----------------------------

                                          Title: CFO
                                                 --------------------------

ACCEPTED:

GEMSTAR INTERNATIONAL GROUP, LTD.


By: /s/ LARRY GOLDBERG
    -----------------------------------

Title: Secretary
       --------------------------------



STARSIGHT TELECAST, INC.


By: /s/ LARRY GOLDBERG
    ------------------------------------

Title: Chief Executive
       ---------------------------------












                       [Company Significant Shareholder Agreement]

            6. Nature of Holdings; Shares. All references herein to our holdings of the Shares shall be deemed to include Shares held or controlled by any of us, individually, jointly (as community property or otherwise), or in any other capacity, and shall extend to any securities issued to any of us in respect of the Shares.

                                          Very truly yours,

                                          COX COMMUNICATIONS, INC.



                                          By: /s/ AJIT DALVI
                                              ----------------------------

                                          Title: Sr. V.P.
                                                 -------------------------

ACCEPTED:

GEMSTAR INTERNATIONAL GROUP, LTD.


By: /s/ LARRY GOLDBERG
    ------------------------------------

Title: Secretary
       ---------------------------------



STARSIGHT TELECAST, INC.


By: /s/ LARRY W. WANGBERG
    ------------------------------------

Title: Chief Executive Officer
       --------------------------------











                       [Company Significant Shareholder Agreement]

            6. Nature of Holdings; Shares. All references herein to our holdings of the Shares shall be deemed to include Shares held or controlled by any of us, individually, jointly (as community property or otherwise), or in any other capacity, and shall extend to any securities issued to any of us in respect of the Shares.

                                          Very truly yours,

                                          PROVIDENCE JOURNAL COMPANY



                                          By: /s/ JACK C. CLIFFORD
                                              ----------------------------

                                          Title: Exec. V.P.
                                                 -------------------------

ACCEPTED:

GEMSTAR INTERNATIONAL GROUP, LTD.


By: /s/ LARRY GOLDBERG
    -----------------------------------

Title: Secretary
       ---------------------------------



STARSIGHT TELECAST, INC.


By: /s/ LARRY W. WANGBERG
    -----------------------------------

Title: Chief Executive Officer
       --------------------------------











                       [Company Significant Shareholder Agreement]

                                     Schedule 1


                                                                         Shares of
Beneficial Owner                                                    Common Stock Owned
----------------                                                    ------------------
PVI Transmission Inc. .......................................            5,077,317

THOMSON Multimedia S.A. .....................................            5,333,333

Cox Communications, Inc. ....................................            3,122,981

Spelling Entertainment, Inc. ................................            1,124,176

Tribune Company .............................................            1,122,518

Providence Journal Company ..................................            1,081,231